EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Evolving Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this September 3, 2003.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

MORGAN STANLEY

By:	/s/ Dennine Bullard
	Name:	Dennine Bullard
	Title:	Authorized Signatory

MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.

By:	Morgan Stanley Venture Partners II, L.P., its general partner
By:	Morgan Stanley Venture Capital II, Inc. its general partner

By:	/s/ Debra Abramovitz
	Name:	Debra Abramovitz
	Title:	Executive Director

MORGAN STANLEY VENTURE INVESTORS, L.P.

By:	Morgan Stanley Venture Partners II, L.P., its general partner
By:	Morgan Stanley Venture Capital II, Inc. its general partner

By:	/s/ Debra Abramovitz
	Name:	Debra Abramovitz
	Title:	Executive Director

MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.

By:	Morgan Stanley Venture Partners II, L.P., its general partner
By:	Morgan Stanley Venture Capital II, Inc. its general partner

By:	/s/ Debra Abramovitz
	Name:	Debra Abramovitz
	Title:	Executive Director

MORGAN STANLEY VENTURE PARTNERS II, L.P.

By:	Morgan Stanley Venture Capital II, Inc. its general partner

By:	/s/ Debra Abramovitz
	Name:	Debra Abramovitz
	Title:	Executive Director

MORGAN STANLEY VENTURE CAPITAL II, INC.

By:	/s/ Debra Abramovitz
	Name:	Debra Abramovitz
	Title:	Executive Director